THIS EMPLOYMENT AGREEMENT is made


BETWEEN


(1) EXE TECHNOLOGIES (UK) PLC, a company registered in England and Wales with registered number 2007831 and having its registered office at Ocean House, The Ring, Bracknell Berkshire RG12 1AH (the "Company"), and


(2) Richard Morgan-Evans of [Ponds House, Ponds Farm, Shere, Surrey, U.K. GU 59JL (the "Executive").



NOW IT IS HEREBY AGREED


1.     DEFINITIONS AND INTERPRETATIONS


1.1 In this Agreement unless the context otherwise requires or except as otherwise expressly provided:

       "Associated Company" means a Subsidiary Company (as defined by the Companies Act 1985) and any other company which is for the time being a holding company (as defined by the Companies Act 1985) of the Company or another subsidiary of any such holding company.

       "Board" means the board of directors from time to time of the Company or a duly authorised committee thereof;

       "Calendar Year" means 1 January to 31 December.

       "Employment" means the employment of the Executive pursuant to this Agreement or, as the context requires, its duration;

       "Intellectual Property" means patents, utility models, registered designs, registered trade and service marks, registered copyright, improvements and modifications to any of the foregoing and the right to apply for protection for


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       such registered rights anywhere in the world; inventions, discoveries, copyright, design right, unregistered trade and service marks, brand names, secret or confidential information, know how or any other intellectual property; and any similar or equivalent rights whether registerable or not arising or granted under the law of any country or state;

       "Managing Director" means any person or persons jointly holding such office of the Company from time to time and includes any person(s) exercising substantially the functions of a managing director or chief executive officer of the Company;

       "Termination" means the date the Employment terminates howsoever that comes about;

1.2    Interpretation


1.2.1 Reference to statutes and other legislation shall include statutory instruments and regulations issued under the legislation and shall, where the context requires, include all amendments, re-enactments and consolidations thereof and the provision of any earlier statute or other legislation of which the said reference is itself an amendment, re-enactment or consolidation;

1.2.2 words denoting one gender include all genders, words denoting individuals or persons include corporations and trusts and vice versa, words denoting the singular include the plural and vice versa, and words denoting the whole include a reference to any part thereof;


1.2.3 clause and paragraph headings are inserted for ease of reference only and shall not affect construction;

1.2.4  reference to a Party means a party to this Agreement;

2      APPOINTMENT


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2.1    The Company appoints the Executive and the Executive agrees to serve the
       Company as Managing Director of the Company with responsibility for overall management of the organisation or in such other appointment as the Company may from time to time direct (PROVIDED THAT such other appointment shall not be of a lower status than the Executive's original appointment under this Agreement.) The Executive accepts that the Company may at its discretion require him to perform other duties or tasks not within the scope of his normal duties and the Executive agrees to perform those duties or undertake those tasks as if they were specifically required under this Agreement. The Executive's duties may be performed by him solely or jointly with whomsoever the Company may appoint.

3.     DURATION

3.1 The Employment shall commence on April 23, 1998. For the purposes of determining his period of continuous employment, the Employment commenced on April 23, 1998.

3.2 No employment of the Executive prior to EXE Technologies (UK) Plc shall count as part of the Executive's period of continuous employment with the Company.

4.     DUTIES


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4.1    The Executive shall during the Employment


       a) devote the whole of his time, attention and ability to the Company and/or any Associated Company both during the normal business hours and during such additional hours (without further remuneration) as the Company deems necessary for the benefit of the business of the Company;

       b) undertake such duties as the Company specifies and which are consistent with his position within the Company;

       c) promptly whenever required so to do will give a full account to the Board or any person duly authorised by the Board of all matters with which he is entrusted;

       d) whenever so required for the proper fulfilment of his duties work without further remuneration in excess of the normal hours of work of the Company which are from 9.00 a.m. to 5.00 p.m. from Monday to Friday;

       e)  obey all lawful and reasonable directions of the Board; and

       f) use his best endeavours to promote the interests of the Company and its Associated Company(ies).

4.2 The Company reserves the right to assign the Executive, wholly or in part and for such period as it determines, to any Group company and/or require that the Executive be based at any place in the world;

4.3 The Company reserves the right to require the Executive to accept the office of Director of any Group company without additional remuneration;

4.4 The Executive shall have no contractual right to hold the office of director of the Company or any Group company and shall resign any such directorship immediately if requested to do so by the Company, without claim for compensation. The Executive hereby irrevocably authorises the Company, should he fail to do so, to appoint a person in his name and on his behalf to sign


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       any documents and do any thing (or things) necessary or requisite to give effect to such resignation.

4.5 The Company may at any time require that the Executive does not perform any duties and/or does not attend the Company's premises during any period of suspension or whilst the Executive is under notice of termination of his employment provided that the Executive continues to be paid the salary and benefits to which he is entitled under this Agreement.

5      PLACE OF WORK

5.1 The Executive's normal place of work is the Company's premises at Bracknell, Berkshire. The Company reserves the right to change the Executive's normal place of work.

5.2 The Executive's duties will involve travel to customer's locations and he may be required to travel to such locations as is necessary for the proper performance of his duties.

NOTE: WHILST THIS CLAUSE RESERVES THE CONTRACTUAL RIGHT TO REQUIRE THE EXECUTIVE TO MOVE TO AN ALTERNATIVE LOCATION, THE COMPANY MUST NOT EXERCISE THIS RIGHT ARBITRARILY OR UNREASONABLY.

6      SHARE DEALING

       The Executive shall comply where relevant with every rule of law, every regulation of the London Stock Exchange Limited and every regulation of the Company from time to time in force in relation to dealings in shares, debentures or other securities of the Company or any Associated Company and unpublished price sensitive information affecting the shares, debentures, or other securities of any other company PROVIDED THAT in relation to overseas dealings the


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       Executive shall also comply with all laws of the state and all regulations of the stock exchange, market and dealing system in which such dealings take place.

7      REMUNERATION

7.1 The Company shall pay to the Executive during the Employment a basic salary of L300,000 per annum which shall accrue on a daily basis. This will be payable by equal monthly instalments in arrears, after deduction of tax, Social Security contributions and agreed deductions in accordance with the Company's procedures from time to time in force (currently payment is made on the 25th day of each month)

7.2 The Executive's remuneration includes any fees to which he may be entitled as a director of the Company.

7.3 The Executive's basic salary shall be reviewed by the President and Chief Executive Officer annually on the anniversary of the start of the Employment, and the rate of basic salary may be increased by the Company with effect from that date by such amount, if any, as it shall think fit.

7.4 The Executive shall immediately on demand repay to the Company any monies owed by the Executive to the Company and reimburse the Company for the cost of repairing any damage to the Company's property caused by the Executive. The Company is hereby irrevocably authorised to deduct any such amount, or part thereof, from the Executive's salary or from any money owed to the Executive by the Company on or after the termination of the Executive's employment [and such deductions shall be without prejudice to the Company's right to seek repayment by the Executive of any part still outstanding thereafter].

8      EXPENSES


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       The Company shall reimburse on a monthly basis to the Executive during the Employment (subject to the Executive complying with such guidelines or regulations issued by the Company from time to time in this respect and the production of receipts or other evidence of actual payment) all expenses properly and reasonably incurred by him in the proper performance of his duties under this Agreement.

9      INSURANCE

9.1    The Executive shall be entitled to benefit from the following:-

       a) Private medical cover, subject always to the rules of such scheme[s] for the time being in force and subject to the Executive's health or age not being such as to prevent cover being provided without exceptional conditions or unusually high premiums being imposed or levied. Full details of the current scheme are available on request from the Personnel Department.

       b) Critical illness cover, subject always to the rules of such scheme[s] for the time being in force and subject to the Executive's health or age not being such as to prevent cover being provided without exceptional conditions or unusually high premiums being imposed or levied. Cover is intended to provide benefits to the Executive in the event of disability arising from critical illness rendering the Executive incapable of working. Full details of the current scheme are available on request from the Personnel Department.

9.2 The Company reserves the right at any time to terminate its participation of the schemes or to substitute them for alternative schemes.

9.3 The Company reserves the right to terminate the Executive's employment at any time whether or not he is in receipt of any of the benefits detailed in this Clause 9.


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10     CAR

       Subject to the Executive holding a current full driving licence, the Company shall provide the Executive with a monthly car allowance of L1,900. The allowance provides for the use of a private car and all expenses incurred associated with the use of the car.

11     INCAPACITY AND SICKNESS PAY

11.1 During any period of absence on medical grounds, the Executive shall be entitled to full pay during the first 10 weeks of absence from the Employment in any calendar year, to half pay during the following 10 weeks of such absence in the same calendar year and, for any such subsequent absence in the same calendar year, to such pay as the Board may deem appropriate, provided that the Executive complies with the Company's sickness reporting procedures in force from time to time.

11.2 The foregoing provisions of this Clause are without prejudice to the Executive's entitlement to Statutory Sick Pay ("SSP"), in accordance with the Social Security Contributions and Benefits Act 1992, and social security benefit PROVIDED THAT any payment made under this Agreement in respect of a day of sickness will include the Executive's SSP payment for that day and any sickness or other benefits obtained by the Executive under any social security, national insurance or other legislation from time to time in force, in respect of a day of sickness, will count towards the payment to be made under this Agreement in respect of that day. Monday to Friday (inclusive) in each week shall be "Qualifying Days" for the purposes of the said Act.

11.3 The Executive shall observe in all material aspects the reasonable rules and regulations from time to time laid down by the Company relating to the payment of sick pay and the Company shall be entitled to cease payment of the sums agreed to be paid under Clause [11.1] if the Executive fails to observe such rules and regulations.


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

11.4 The Company may require the Executive to undergo a medical examination by the Company's medical adviser (or a doctor selected by the Company), or to provide any such evidence of his medical condition as it may reasonably require. The Company further reserves the right to require the Executive to provide a medical certificate at any time to explain any absence for medical reasons.

11.5 The Executive shall, in any event, during the Employment and at the expense of the Company be entitled to receive an annual medical examination by a registered medical practitioner nominated by the Company.

12     HOLIDAYS

12.1 In addition to normal bank and public holidays in England, the Executive shall be entitled during the Employment to a further 20 working days' holiday in each full calendar year to be taken at such times as shall be agreed between the Company and the Executive or, failing agreement, as the Company may determine.

12.2 In the event of the Executive being employed for part only of a calendar year, he shall be entitled to holiday proportional to the number of days worked in that year.

12.3 Any holiday entitlement which has not been used by the end of the calendar year will be forfeit and the Executive shall not be entitled to receive holiday pay in respect of any holiday accrued but not taken.

12.4 Save in the case of Termination of the Employment resulting from the Executive's gross misconduct, the Company will compensate the Executive for any accrued but untaken holiday entitlement outstanding on the Termination of the Employment at the rate of 1/365th of his basic salary for each accrued but untaken day of holiday.

12.5 If the Executive has taken in excess of his accrued holiday entitlement on Termination of the Employment the Executive must repay to the Company the


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

       excess holiday pay paid to him at the rate of 1/365th of his basic salary for each unaccrued but taken day of holiday.

12.6 The Company reserves the right to insist that the Executive take some, all or none of any outstanding holiday entitlement during his notice period.

13     PENSION

13.1 The Executive shall be eligible to participate in the Company's pension scheme (The Scheme) subject to the rules for the time being in force, and subject to the Executive's health or age not being such as to prevent cover being provided without exceptional conditions or unusually high premiums being imposed or levied. A booklet setting out brief details of the current Scheme can be obtained from the Personnel Department. The Company reserves the right at any time to terminate its participation in the Scheme or to substitute it for another pension scheme.

13.2 There is no contracting out certificate in force in respect of the Executive's employment.

14     TELEPHONE OR RADIO PAGERS AND/OR MOBILE TELEPHONES

14.1 The Executive may be required to hold either a pager or mobile telephone for business purposes, so that he may be contacted by the Company or a client during or outside normal business hours. The Executive does not have the right to refuse to hold and/or use either a pager or a mobile telephone.

14.2 Mobile telephones may only be used for essential personal calls. The Company will pay for the cost of such essential personal calls, together with other charges and expenses relating to the mobile telephone. All such personal calls will be monitored by the Company and the Executive may be called upon to endorse,


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

       against an itemised list, whether any call was a business or personal call. In the event that the Company finds that the Executive has made non-essential or excessive personal calls, the Company will require the Executive to reimburse it for the cost of such calls, and the Company reserves the right to recover from the Executive the cost of any such calls made by deducting the relevant amount or amounts from any sum payable to the Executive by the Company.

14.3 The Executive shall promptly, whenever requested to do so by the Company and in any event when notice to terminate this agreement has been given either by either Party, return to the Company the pager or mobile telephone.

15     INVENTIONS AND INTELLECTUAL PROPERTY

       (a)    COPYRIGHT

     The Copyright, Designs and Patents Act 1988 governs the ownership of copyright in literary, artistic and other works created by the Executive in the course of his employment. In relation to all such copyright the Company (as the Executive's employer) is the owner


     If during the Executive's Employment HE at any time (whether alone or with any other person, whether during the course of his normal duties or other duties specifically assigned to him (and whether or not during normal working hours) originate any design (whether registerable or not) or other work in which copyright may subsist, the Executive shall immediately disclose it to the Company and, at the request and expense of the Company, the Executive shall do all things necessary and desirable to substantiate the rights of the Company in relation to that design or other work.

       (b)    INVENTIONS


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     The Patents Act 1977 provides that, subject to certain conditions, an invention made by the Executive (as the Company's employee) will belong to the Company if it is made in the course of his normal duties or in the course of other duties specifically assigned to him.

     If at any time during the Employment (whether or not whilst engaged in the performance of his duties) the Executive discovers, makes or conceives, either alone or in conjunction with others, any invention, discovery or design which relates to the business of the Company (an "Invention") the Executive shall:

       (i) immediately communicate or explain in writing full particulars of the Invention to the Company, whether the Executive considers the Invention to be, by virtue of Section 39 of the Patents Act 1977, his own property or the property of the Company; and

       (i) where the Invention is the property of the Company, at the request and expense of the Company, supply all such information, data and drawings as may be necessary to enable the Company to exploit the Invention to its best advantage and shall execute such documents and do all such things as may be necessary or desirable for obtaining patent or similar protection for the same in such part or parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

(c)    MORAL RIGHTS

The Executive hereby irrevocably waives any rights he may have under Chapter IV of Part I of the Copyright Designs and Patents Act 1988 ("Moral Rights") and any foreign law assigning corresponding rights in respect of any acts of the Company or done with the Company's authority in relation to all copyright material generated by the Executive.

Rights and obligations under this Clause [15] in respect of all intellectual property (including any copyright, Inventions or Moral Rights) shall continue in force


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       after the Termination of the Employment and shall be binding upon the
       Executive's representatives.






























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16     RECORDED MATERIAL

       All notes, memoranda, designs, drawings or other recorded material, whether in written or electronic form and all other materials which may have been made or prepared by, or at the request of, the Executive or have come into his possession or under his control in the course of the Employment and which related in any way to the business (including prospective business) or affairs of the Company or any Associated Company or of any customer, supplier, agent, distributor or sub-contractor thereof shall be deemed to be the property of the Company.

17     CONFIDENTIALITY AND STATEMENTS

17.1 Without prejudice to the obligations of the Executive arising by law during the Employment or at any time thereafter, the Executive shall not, except with the prior written authority of the Company or as required by law, use for his own purposes or disclose to any unauthorised third party and shall use his best endeavours to prevent the publication or disclosure of any information relating to the business, prospective business, technical products or processes, finances, designs, inventions, price lists or lists of customers and suppliers of the Company or any Associated Company (both current and those who were customers or suppliers during the two years prior to commencement of the Employment) which comes into his possession by virtue of the Employment, and which the Company or any relevant Associated Company regards, or could reasonably be expected to regard, as confidential.

17.2 The Executive shall not at any time make any untrue or misleading statement in relation to the Company or any Associated Company.

18     POST TERMINATION RESTRICTIONS ON THE EXECUTIVE


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18.1   Within this Clause 18 the following words shall have the following meanings:

       "Competitive Business" shall mean any business or activity carried on by the Company at the Termination Date in which the Executive shall have been directly concerned at any time in the Employment;

       "Contact Period" shall mean the 12 month period ending with the Termination Date;

       "Customer Connection" shall mean any person, firm, company or other organisation who:

       (a) was at any time in the Contact Period a client/customer or supplier of the Company; or

       (a) was at the Termination Date negotiating, or had been so negotiating within the contact period, with the Company with a view to dealing with the Company as a client/customer or supplier;

       provided that this will only include suppliers where alternative sources of supply on equivalent terms would not be generally available to the Company or where the interference with any such supplier may be anticipated to cause damage to the Company;

       "Skilled Employee" shall mean any person who was:

       (a)    Employed by the Company; or

       (b)    Contracted to render services to the Company;

       in the position of Director, Associate Director, Project Manager or Salesman during the period and who was so engaged or contracted on the Termination Date.

18.2 The Executive shall not for a period of twelve months after the Termination Date, directly or indirectly, either on his own account or otherwise, canvass or solicit business from any Customer Connection with whom the Executive shall


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       have been in the habit of dealing during the Contact Period in the course of the Employment.

18.3 The Executive shall not, during the period of twelve months after the Termination Date, directly or indirectly, either on his own account or otherwise, deal with or in any other way do business with any Customer Connection with whom the Executive shall have been in the habit of dealing during the Contact Period in the course of the Employment.

18.4 The Executive shall not, during the period of twelve months after the Termination Date, directly or indirectly, induce or seek to induce any Skilled Employee, with whom the Executive shall have had material dealings in the course of his duties hereunder in the Contact Period, to leave the Company's employment whether or not this would be a breach of contract on the part of such employee or offer employment or an engagement to any such employee.

18.5 The Executive shall not, during the period of twelve months after the Termination Date, carry on or be interested in Competitive Business in competition with the Company whether as principal, agent, director, partner, proprietor, employee or otherwise.

18.6 The Executive agrees that he will, at the request of the Company, enter into a direct agreement or undertaking with any Associated Company whereby he will accept restrictions corresponding to the restrictions contained in this Clause 18 (or such of them as may be appropriate in the circumstances) in relation to such products and services and such areas and for such period as such Associated Company may reasonably require for the protection of its legitimate interests.

18.7 Each of the restrictions contained in this Clause 18 are considered reasonable by the Company and the Executive being no greater than is required for the protection of the goodwill of the business of the Company and the Associated Company and are intended to be separate and severable. In the event that any of the said restrictions shall be held void, but would be valid if part of the wording


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       thereof were deleted, such restrictions shall apply with such deletion as may be necessary to make it valid and effective.

19     SUSPENSION

       In order to investigate any complaint against the Executive of misconduct the Company is entitled to suspend the Executive on full pay and other benefits for so long as may be necessary to carry out a proper investigation and hold a disciplinary hearing.

20     TERMINATION

       Provided notice is served after the completion of the Executive's probationary period the Executive's employment may be terminated by either party giving to the other not less than six months notice in writing (to expire at any time).

21     Immediate Dismissal

21.1 Notwithstanding the provision of Clause 21 the Company may terminate the Employment by written notice having immediate effect if the Executive:

       a) commits any act of dishonesty or of gross misconduct or wilful neglect of duty or which is in the opinion of the Company detrimental to the Company or any Associated Company or repeats or continues (after written warning) any breach of this Agreement other than a breach which is capable of remedy and is remedied forthwith by the Executive at the Company's request to the complete satisfaction of the Company; or

       b) is charged with a criminal offence (excluding an offence under the road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended);or


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       c) is in the opinion of the Board incompetent in the performance of his duties; or

       d) has a bankruptcy order or a receiving order made against him or enters into any arrangement or composition with his creditors generally.

21.2 The Executive may be required by the Company not to attend at his place of work at any time for such period of the notice or unexpired term of the Employment and on such terms as the Company deems necessary PROVIDED THAT the Executive shall be entitled to receive full pay and other benefits during such period. The Executive accepts that in such an event he is not permitted to work for any person, firm, client, corporation or on his own behalf without the Company's prior written consent.

21.3 On the Termination the Executive shall, at the request of the Company forthwith immediately deliver to the Company or to its order all books, documents, papers (including copies thereof), materials including computer disks or tapes, credit cards, keys and other property of or relating to the business of the Company or an Associated Company (and in such respect shall take steps to delete or destroy any information of the Company or any Associated Company contained in computer storage media, software or electronic storage devices which are the property of the Executive). In the event that the Executive has retained company property at his home address, the Company reserves the right to enter into the Executive's property in order to recover such company property.

21.4 On termination of any directorship of the Company (or any Associated company) held by the Executive, the Executive shall execute forthwith stock transfer forms in favour of the Company (or any Associated company) or such nominee or nominees as it (or they) shall appoint in respect of any nominee shares held by the Executive on behalf of the Company (or any Associated company).

21.5 The Company reserves the right to make a payment in lieu of notice or in lieu of any unexpired part of any notice. For the avoidance of doubt this right shall apply whether notice is given by the Executive or by the Company.


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21.6   The expiration or termination of this Agreement and/or the Employment however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after Termination and shall be without prejudice to any accrued rights or remedies of the Parties.

22.    DISCIPLINARY RULES, GRIEVANCE PROCEDURES
       AND HEALTH AND SAFETY

22.1 In the event that the Executive has a grievance relating to his employment, he should in the first instance speak to President and Chief Executive Officer. If the grievance is not then resolved to his satisfaction the Executive should refer to the grievance procedures set out in the staff handbook.

22.2 The provisions of the grievance procedure are not contractually binding either upon the Company or upon the Executive. They are intended merely as guidelines which may be helpful in particular circumstances.

22.3 The Executive is referred to the staff handbook for information about the disciplinary and appeals procedure normally operated by the Company. These provisions are not contractually binding either upon the Company or upon the Executive.

22.4 The Executive is referred to the staff hand book for details of the Company's Health and Safety policy.

23     SECURITY

23.1 The Company is conscious of the need to restrict access to the premises and to maintain security at its places of business. Accordingly, the Company reserves the right to require the Executive to submit to a personal search. This right of search includes a right to conduct a search of the Executive's person, a search of the Executive's desk and of any personal items including the Executive's


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       clothing, and of any packages, bags or briefcases which may be in the
       Executive's possession, custody or control.

23.2 The search will be carried out by the Associate Director of Human Resources or designee.

23.3 The Executive has the right to request that a search should be conducted by an individual of the same sex as the Executive, in the presence of a Manager of the same sex and the Executive will have the right to be accompanied by a fellow employee of his choice.

23.4 Unreasonable refusal to submit to such a search will normally constitute a disciplinary offence in respect of which disciplinary action may be taken against the Executive.

23.5 All employees are issued with security passes which allow them access to the Company premises. The Executive must take the utmost care of his security pass and keycard and if such a pass or keycard is lost he must immediately notify the Associate Director of Human Resources or designee and a replacement will be issued. No employee may lend or give a pass or keycard to someone who is not an employee of the Company. Breach of this obligation constitutes a serious disciplinary offence in respect of which, in appropriate cases, the Executive may be dismissed.

24     WARRANTY

       The Executive represents and warrants that he is not a party to any agreement, contract (whether of employment or otherwise) understanding or obligation, including any obligation of confidentiality, which would in any way restrict or prohibit him from undertaking or performing any of the duties of the Employment in accordance with the terms and conditions of this Agreement.


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

25     WAIVER OF RIGHTS

       If the Executive's employment is terminated by either party (including by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation or otherwise) and the Executive is offered employment by the Company [or by any Associated company] on terms generally no less favourable than the terms of his employment under this Agreement, the Executive shall have no claim against the Company in respect of such termination.

26     NOTICES

       Any notice required under this agreement shall be in writing and shall be deemed served if it is personally delivered or sent by first class registered post to the last known address of the other party. Any notice so posted shall be deemed served upon the second day following that one on which it was posted.

27     WHOLE AGREEMENT

       This agreement and the documents referred to herein comprise the entire agreement between the Parties relating to the employees employment. It supersedes all other agreements, whether written or oral, between the Company or any associated company, and the Executive relating to the Executive's employment, and the Executive acknowledges and warrant to the Company that the Executive is not entering into this agreement in reliance upon any representation not expressly set out herein.

28     GENERAL

28.1 There are no collective agreements which directly affect the terms and conditions of the Executive's employment.


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

28.2 No variation or amendment of this agreement shall be valid unless in writing and signed by or on behalf of each of the Parties.

28.3 No failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof.

28.4 This agreement shall be governed by the laws of England and subject to the non-exclusive jurisdiction of the English courts.

28.5 Headings are for ease of reference only and shall not be taken into account in the construction of this agreement.

29     COUNTERPARTS

       This Agreement may be executed in any number of counterparts each of which when executed shall constitute an original but all of which when taken together shall constitute one and the same Agreement.

       IF THE TERMS OF EMPLOYMENT AS DETAILED ABOVE ARE ACCEPTABLE, PLEASE SIGN AND RETURN THE ENCLOSED COPY OF THIS AGREEMENT TO CONFIRM ACCEPTANCE OF THE TERMS AND CONDITIONS.

       I, Richard Morgan-Evans acknowledge that I have read the particulars of my employment as detailed above and confirm my agreement that these constitute my contract of employment with EXE Technologies (UK) Plc.



       Signed
             ----------------------------

       Dated
             ----------------------------



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